                                                                   EXHIBIT 10.43
                                                                   -------------

                               LICENSE AGREEMENT
                               -----------------


     THIS PRODUCT PURCHASE AND LICENSE AGREEMENT (the "Agreement") is made effective as of June 19, 2001 (the "Effective Date"), by and among Dean Edell ("Edell"), HealthCentral.com, a Delaware corporation ("HealthCentral"), and Sunglass Products Of California, a California corporation ("Cable Car").


                                    RECITALS

     A. On April 11, 2000, Edell, Brand Optical Corporation ("Brand Optical") and HealthCentral entered into an Assignment and Amendment Agreement whereby the license to utilize the "Dr. Dean Edell" trademark, name and likeness (collectively, the "Edell Marks") were assigned from Brand Optical to HealthCentral. The term of the Assignment and Amendment Agreement extends through December 31, 2006 and grants to HealthCentral, among other rights, the right to sublicense the Edell Marks.

     B. Pursuant to the Sales and Distribution Agreement, by and between HealthCentral and Cable Car, dated April 11, 2000, HealthCentral granted to Cable Car the exclusive right to purchase eyewear products including, without limitation, reading glasses and sunglasses bearing or utilizing the "Dr. Dean Edell" name (the "Products") for sale to physical, brick-and-mortar, retail locations as well as mail order and internet distribution channels operated on behalf of Cable Car's customers who operate physical, brick-and-mortar retail locations or as otherwise approved by HealthCentral (collectively, the "Field"). Pursuant to the Sales and Distribution Agreement, HealthCentral agreed not to sell Products, directly or indirectly, other than through Cable Car, to purchasers in the Field. Cable Car agreed, in the Sales and Distribution Agreement, that, except in the event of a default thereunder, it would purchase the Products from HealthCentral.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   AGREEMENT

                                   ARTICLE I
                              LICENSE AND ROYALTY
                              -------------------

1.1.  Grant of License.  HealthCentral hereby grants to Cable Car the exclusive
      ----------------
right (the "License") to manufacture, distribute, market and sell reading glasses and sunglasses under the Edell Marks within the United States, Canada, Mexico and Puerto Rico (collectively, the "Territory") during the period from the Effective Date through December 31, 2006 and any extension thereof (the "License Term"). In the event that HealthCentral extends its agreement with Edell, HealthCentral agrees to automatically extend this agreement for a like period of time.

1.2.  HealthCentral to Use Best Efforts to Facilitate License Extension.
      -----------------------------------------------------------------
HealthCentral agrees that it will use its best efforts to facilitate in a timely manner an extension to the License to the Dr. Dean Edell Eyewear Brand, in conjunction with Edell, and that HealthCentral will allow Cable Car to contract directly with Edell in this regard. The anticipated extension is expected to be for *** Edell anticipates receiving in return for the license extension the greater of *** annually or *** during the extension time period. Payments to Edell will be made by Cable Car quarterly within *** of each quarter's end.

1.3.  Trademark and License Rights.
      ----------------------------

      (a) HealthCentral. HealthCentral hereby represents and warrants that it owns the exclusive license to use the Edell Marks in the Field and Territory, and that it has all right, title and interest in and to the Edell Marks necessary to grant the License to Cable Car.

      (b)  Edell. Edell hereby represents and warrants that he is the owner of
           -----
all right, title and interest, other than the rights held by HealthCentral described above and in the Assignment and Amendment Agreement, in and to the Edell Marks.

1.4.  Indemnification.  HealthCentral and Edell shall each indemnify Cable Car
      ---------------
and shall hold it harmless from any loss, liability, damage, cost, or expense including, without limitation, attorneys' fees arising out of any claims or suits which may be brought or made against Cable Car by reason of the breach by HealthCentral or Edell of their respective representations and warranties set forth in Section 1.3 above, provided that Cable Car shall give prompt written notice and full cooperation and assistance to Health Central or Edell, as the case may be, relative to any such claim or suit.

*** Material has been omitted pursuant to a request for confidential treatment.

1.5.  Royalty.
      -------

      (a) In consideration of the License granted hereunder, during the License Term Cable Car shall pay to HealthCentral a royalty equal to *** (the "Royalty"). As used herein, "Net Sales of Products" shall mean the aggregate of Cable Car's net invoice price for sales of the Products less (i) any taxes included in the net invoice price; (ii) actual shipping and handling costs paid to a third party; (iii) returns of products; and (iv) discounts and allowances provided in good faith by Cable Car. This obligation is limited to product purchased after March 31, 2001 by Cable Car from third party suppliers and sold to its customers. Additionally, on a quarterly basis, beginning April 1, 2001, Cable Car will pay a contract maintenance fee (the "Maintenance Fee") of *** in arrears.

      (b) The Royalty and Maintenance Fee shall be payable to HealthCentral quarterly within 45 days of the end of each calendar quarter for Net Sales of Products during the calendar quarter just ended (the "Quarterly Payment"). That is, Quarterly Payment shall be due on May 15 (for sales occurring in the first calendar quarter), August 14 (for sales occurring in the second calendar quarter), November 14 (for sales occurring in the third calendar quarter), and February 14 (for sales occurring in the fourth calendar quarter of the previous year).

     (c) In addition to each Quarterly Payment of the Royalty, Cable Car shall submit a statement of Net Sales of Products during the calendar quarter just ended certified by its President or Treasurer which statement shall detail the sales of the Products, taxes, shipping and handling, returns of products, and discounts and allowances provided in good faith by Cable Car.

     (d) For the sole purpose of ensuring compliance with this Article I, and no more than once in any calendar year and upon no less than ten (10) business days' prior written request, Cable Car shall provide HealthCentral with information relevant to the verification of the amounts payable under this
Section 1.5 and solely to the extent necessary to allow an independent certified public accounting firm chosen and compensated by HealthCentral to audit such information; provided however, that the independent auditor agrees to maintain the Confidentiality of any information provided by Cable Car. Any such access requested by HealthCentral shall occur during normal business hours. Cable Car shall have 30 days following its receipt from HealthCentral of the results of such audit to challenge the results. If such audit reveals an underpayment, then Cable Car shall promptly pay the outstanding amounts, and if the underpayment exceeds ***, then Cable Car will also reimburse HealthCentral for the costs of such audit.

1.6.  First Right of Negotiation.  In the event HealthCentral desires to appoint
      --------------------------
a distributor for the Products outside of the Territory, Cable Car will be given the first opportunity to negotiate an acceptable agreement to be such representative.

*** Material has been omitted pursuant to a request for confidential treatment.

1.7.  Minimum Requirements.  Cable Car agrees to pay an annual minimum dollar
      --------------------
amount in the Royalty and Maintenance Fee as listed in Schedule B hereto ("Minimum Royalty and Maintenance Fee Payment Requirements"). The minimum
----------------------------------------------------------
amounts shall be invalid if the FDA or other such government agency prohibits or significantly restricts the sale of reading glasses. If Dr. Dean Edell becomes incapacitated or his public or commercial appeal declines and as a result there is a substantial decline in sales as agreed upon by the parties the minimum amounts shall be invalid.

                                   ARTICLE II
                                     PRODUCT
                                     -------

2.1.  Product.  HealthCentral is authorized to sell inventory it holds on March
      -------
31, 2001 through any channel that is available to liquidate its inventory holdings other than to current significant customers of Cable Car as listed on Schedule A attached hereto, or to other entities that, to HealthCentral's knowledge, intend to sell to significant customers of Cable Car. The sales may be made at any price acceptable to HealthCentral.

After such inventory is liquidated, HealthCentral may only sell Products via its on-line pharmacy, and through any owned retail channels including catalogs and stores. If HealthCentral sells Products and periodic discount promotions exceed *** of the total until sales in any given quarter, Cable Car will be entitled to a credit for an amount equal to the average discount from the suggested retail price for those products that exceed the *** of total units threshold. HealthCentral will provide Cable Car with quarterly sales reports which detail sales amounts, units and average discounts. Cable Car shall have the right to audit this information in a process similar to the one described in 1.5(d).

In the event that HealthCentral is unable to sell its existing inventory through its own efforts, and HealthCentral has sufficient inventory of items in the then current line and can timely fulfill Cable Car's orders in accordance with section 2.2, beginning January 2002 and continuing at least through December 2003, Cable Car will purchase *** of product per month from HealthCentral. After December 2003, Cable Car agrees to use its best efforts to purchase Products from the HealthCentral inventory, before purchasing such products from any other sources. The price to Cable Car does not include any federal, state or local taxes directly applicable to the sale by HealthCentral to Cable Car of the Products. When HealthCentral has the legal obligation to collect such taxes, the appropriate amount shall be added to Cable Car's invoice and paid by Cable Car unless Cable Car provides HealthCentral with a valid tax exemption certificate authorized by the appropriate taxing authority. Such purchase requirements shall be terminated if the Federal Drug Administration or any other governmental agency prohibits or significantly restricts the sale of the Products.

2.2.  Shipping.  Cable Car shall deliver purchase orders to HealthCentral for
      --------
any Products purchased by Cable Car from HealthCentral. Such Products shall be delivered F.O.B Hollister, CA by HealthCentral to Cable Car prepackaged, suitably packed and ready for shipment to Cable Car's customers on the date specified in the purchase order. Title to the Products so purchased shall pass to Cable Car upon physical delivery by HealthCentral or its designated courier to Cable Car's designated facility as set forth on the purchase order.

2.3.  Rejection and Returns.  Cable Car shall inspect all Products promptly upon
      ---------------------
receipt thereof and may reject any Product that fails to meet the relevant specifications. Any Product not properly rejected within 30 days of receipt of that Product by Cable Car (the "Rejection Period") shall be deemed accepted. To
                                ----------------
reject a Product, Cable Car must, within the Rejection

*** Material has been omitted pursuant to a request for confidential treatment.

Period, notify HealthCentral of its rejection and detail the reasons for such rejection. As promptly as possible but no later than 30 working days after receipt of properly rejected Products, HealthCentral shall, at its option and expense, replace the Products. HealthCentral shall pay the shipping charges back to Cable Car for properly rejected Products. In the event that HealthCentral does not timely replace the rejected Products, Cable Car shall have the right to cancel the purchase order and source product elsewhere.

2.4.  Invoicing.  Beginning when Cable Car places its first order for Product
      ---------
from HealthCentral pursuant to this Section 2, HealthCentral will prepare and deliver to Cable Car weekly invoices for Products shipped to Cable Car.

2.5.  Payment.  For future purchases of Product from HealthCentral, after the
      -------
date of this agreement, full payment for invoices shall be in United States of America dollars. Payment terms shall be *** and payment shall be made by wire transfer, check or other instrument approved by HealthCentral. Any invoiced amount not paid when due shall be subject to a service charge at *** per month. If Cable Car fails to timely make any payment to HealthCentral, HealthCentral may cancel or delay any future shipments to Cable Car until such delinquent payment is made, in addition to any other remedies HealthCentral may have.


                                  ARTICLE III
                              TERM AND TERMINATION
                              --------------------

3.1.  Term of Agreement.  The parties' respective rights and obligations shall
      -----------------
commence on the Effective Date hereof and continue in full force and effect until December 31, 2006, unless terminated earlier under the provisions of this
Article III or other applicable termination provision of this Agreement; provided, however, that if HealthCentral extends its rights to the Edell Marks for eyewear, HealthCentral agrees to extend the License for the same time period as the extension obtained by HealthCentral.

3.2.  Termination For Cause.
      ---------------------

      (a) With respect to Product purchases in accordance with Article I hereof, if either party defaults in the performance of any material provision of
Article I, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within 60 days (the "Cure Period") the non-defaulting party may, without affecting the remaining provisions of this Agreement, terminate the provisions of Article I.

      (b) With respect to the provisions hereof related to the License, if Cable Car defaults in the performance of its material obligations and has not cured such default within the Cure Period, then the License granted hereunder will automatically terminate on the date eighteen (18) months after the end of the Cure Period. During such period, Cable Car's obligations to pay the Royalty shall continue and apply to all sales of the Products bearing the Edell Marks during such period. If HealthCentral defaults in the performance of its material obligations or there is a breach of a warranty given by HealthCentral hereunder and HealthCentral has not

*** Material has been omitted pursuant to a request for confidential treatment.

cured such default within the Cure Period, then Cable Car may, at its sole and absolute discretion, terminate the License granted hereunder.

3.3.  Termination For Insolvency.  Either party may terminate this Agreement in
      --------------------------
the event that the other party becomes insolvent, files a petition in bankruptcy, is declared bankrupt, makes an assignment for benefit of creditors or there is reasonable evidence indicating the imminent possibility of such filing or assignment, during the term that this Agreement is in effect. Termination under this provision shall be effective 20 days following written notice that this Agreement is being terminated for the reason stated in this
Section 3.3.

3.4.  Effect of Termination; Limitation of Liability.  Except as set forth in
      ----------------------------------------------
this Section 3.4, in the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of HealthCentral or Cable Car. Sections 3.1, 3.4,
3.5 and Articles IV - VII shall survive termination, as will all obligations incurred prior to the termination. Both Cable Car and HealthCentral shall be entitled to cancel all purchase orders outstanding at the date of termination, to the extent Products have not been delivered to Cable Car; provided, however, that, (i) Cable Car is not in material breach of the Agreement; and (ii) subject to payment in advance to HealthCentral, Cable Car shall be entitled to receive Products necessary to fulfill valid and binding purchase orders accepted by Cable Car prior to notification of termination of this Agreement. Prior to filling orders for such Products, HealthCentral shall be entitled to request and receive documentary evidence of all such outstanding purchase orders and an accounting of Cable Car's existing inventory of Products.

3.5.  Post-Termination Use of Materials.  After termination of this Agreement,
      ---------------------------------
neither party shall use any signs, equipment, advertising matter or other material which refer to or are related to the other party and each party shall refrain from acts and omissions that indicate or suggest a relationship with the other party and shall immediately return to the other party all of such other party's property, promotional material, and proprietary information.

                                   ARTICLE IV
         WARRANTY WITH RESPECT TO PRODUCTS; DISCLAIMER; INDEMNIFICATION
         --------------------------------------------------------------

4.1.  Standard Limited Warranty. HealthCentral warrants to Cable Car that the
      -------------------------
Products purchased from HealthCentral will conform to the specifications therefor for a period of 30 days from delivery. This warranty is contingent upon proper use of the Products in the application for which the Products were intended and does not cover Products that were modified without HealthCentral's approval, or that were subjected to unusual physical, chemical or electrical stress.

4.2.  No Other Warranty.  WITH RESPECT TO THE PRODUCTS, EXCEPT FOR THE EXPRESS
      -----------------
LIMITED WARRANTY SET FORTH ABOVE AND SUBJECT TO THE

REPRESENTATIONS AND WARRANTIES MADE IN SECTION 1.3 HEREOF, HEALTHCENTRAL GRANTS NO WARRANTIES FOR THE PRODUCTS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND HEALTHCENTRAL SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY INCLUDING ANY WARRANTY OF QUALITY, WARRANTY OF MERCHANTABILITY, OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

4.3.  Limitation of Liability. HEALTHCENTRAL'S LIABILITY UNDER THE LIMITED
      -----------------------
WARRANTY SET FORTH IN SECTION 4.1 ABOVE SHALL BE LIMITED TO A REFUND OF THE CUSTOMER'S PURCHASE PRICE. IN NO EVENT SHALL HEALTHCENTRAL BE LIABLE TO CABLE CAR OR ANY THIRD PARTY FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY CABLE CAR OR ANY OF ITS CUSTOMERS OR FOR ANY INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR INCIDENTAL DAMAGES (EVEN IF HEALTHCENTRAL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM OR RELATING TO PROVIDING THE PRODUCTS HEREUNDER.

4.4.  Cable Car Warranties.  Cable Car may make warranties on its behalf,
      --------------------
provided that (a) such warranties shall impose no liability on HealthCentral, and (b) Cable Car shall not make any false or misleading representations to customers or others regarding the Products.

4.5.  Indemnification.  Cable Car agrees to indemnify and hold HealthCentral,
      ---------------
its officers, directors, and employees and Edell harmless from and against any and all losses resulting from claims made by any person or entity arising out of the marketing, distribution, sale or use of the Products (including claims that the sale or use of the Products infringe upon the intellectual property rights of a third party other than a claim based on infringement of the Edell Marks, claims arising from the failure to meet product specifications, and claims based upon inherent defects). The indemnifying party shall have the right to defend or, at its option, to settle such claims, and if it chooses to exercise such right, it shall have sole control over defense of any such claim or settlement negotiations.

                                   ARTICLE V
                                    NOTICES
                                    -------

5.1.  Addresses.  All notices given under this Agreement and the provisions
      ---------
contained herein shall be sent by first class registered airmail, postage prepaid and return receipt requested, by Federal Express, or by Telecopier, or Facsimile as directed below:

To:            HealthCentral
               Marketplace Tower
               6005 Shellmound Street
               Suite 250
               Emeryville, CA  94608
               Attention:  C. Fred Toney
               Telephone:  (510) 250-2500
               Facsimile:  (510) 250-2703

               when directed to HealthCentral;

To:            Sunglass Products of California
               2501 Ninth Street, Suite 100
               Berkeley, California
               Attention:  Kirk Lyon, John Melin
               Telephone:  (510) 848-4700
               Facsimile:  (510) 848-4090

               when directed to Cable Car; and

To:            Dr. Dean Edell
               65 Moncada Way
               San Rafael, CA 94901
               Telephone:
               Facsimile:

               when directed to Edell.

5.2.  Delivery.  All notices required or permitted to be given under this
      --------
Agreement shall be regarded as properly given by personal service or by facsimile, certified or registered mail (return receipt requested), or express courier to the addresses set forth above.

                                   ARTICLE VI
                            PROPRIETARY INFORMATION
                            -----------------------

6.1.  Confidentiality.  Each party acknowledges that it has or will have access
      ---------------
to valuable proprietary information of the other party, including but not limited to, technical data and customer and marketing information, all of which are the property of the other party, have been maintained confidential, and are used in the course of such other party's business. Each party shall not, either during the term of the Agreement or thereafter, disclose the other party's proprietary information to anyone other than those of its employees having a need to know and shall refrain from use of such information other than in the performance of the Agreement. In addition, the receiving party shall take all reasonable precautions to protect the value and confidentiality of such information to the originating party. All records, files, notes, drawings, prints, samples, advertising material and the like relating to the business, products or projects of the originating party and all copies made from such documents, shall remain the sole and exclusive property of the originating party and shall be returned to the originating party immediately upon written request thereby. Each party agrees to continue to maintain all proprietary information in confidence for a period of five years following termination of the Agreement, unless written authorization to so disclose any such information is first obtained from the originating party hereunder.

6.2.  Non-Proprietary Information.  Neither party shall be obligated or required
      ---------------------------
to maintain in confidence any information which it can demonstrate with written records (a) is in the public domain or known to the receiving party prior to disclosure by the originating party, (b) becomes known to the public after disclosure by the originating party, other than through breach of the Agreement,
(c) becomes known to the receiving party from a source other than the disclosing party without breach of any obligation of confidence, or (d) is or has been furnished to a third party by the originating party without restriction on the third party's right to disclose.

                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

7.1.  Assignment.  A mutually agreed consideration for HealthCentral's and
      ----------
Edell's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Cable Car and, accordingly, Cable Car agrees that Cable Car's rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of HealthCentral except in connection with the merger of Cable Car into a successor corporation or the sale of materially all of the assets of Cable Car. Subject to the foregoing sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

7.2.  Attorney Fees.  The prevailing party in any legal action brought by one
      -------------
party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies that such prevailing party may have, to reimbursement for reasonable expenses incurred by such prevailing party, including court costs and reasonable attorneys' fees.

7.3.  Counterparts.  This Agreement may be executed in two or more counterparts,
      ------------
each of which shall be deemed an original and all of which together shall constitute one instrument.

7.4.  Partial Invalidity.  If any provision of this Agreement is held to be
      ------------------
invalid, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed upon substitute provision.

7.5.  Titles and Subtitles.  The titles and subtitles used in this Agreement are
      --------------------
used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6.  Changes and Additions to Agreement.  This Agreement and the exhibits
      ----------------------------------
hereto constitute the final agreement between the parties and supersede all prior agreements and understandings, oral or written, all of which are merged herein. No modification, assignment, or any future representation, promise or agreement in connection with the subject matter of the Agreement shall be binding on HealthCentral, Edell and Cable Car unless made in writing and signed by an authorized signatory of each.

7.7.  Governing Law and Jurisdiction.  The Agreement shall be governed by, and
      ------------------------------
construed and interpreted in accordance with, the laws of the State of California, United States of America, without reference to conflict of laws principles. Any dispute or claim arising out of or in connection with the Agreement or the performance, breach or termination thereof, shall be finally settled in the courts located in or for Alameda County, California.

7.8.  Independent Contractor Relationship.  It is understood that both parties
      -----------------------------------
hereto are independent contractors and engaged in the operation of their own respective businesses. Neither party hereto is to be considered the agent of the other party for any purpose whatsoever, and neither party has any authority, express or implied, to enter into any contracts or assume any obligations for the other party, to pledge the credit, or make any warranties or representations on behalf of the other party except where expressly authorized in writing to do so. Nothing in the Agreement or in the activities of either party shall be deemed to create an agency, partnership, or joint venture relationship.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    HEALTHCENTRAL.COM, a Delaware corporation

                                    By: /s/ C. Fred Toney
                                       ---------------------------
                                       C. Fred Toney, President


                                    SUNGLASS PRODUCTS OF CALIFORNIA, a
                                    California corporation


                                    By: /s/ John Melin
                                       ---------------------------
                                       John Melin, Chairman


                                    Confirmed with respect Sections 1.2, 1.3,
                                    1.4, 3.2(b), Article VI and Article VII
                                    only, by:
                                    EDELL


                                     /s/ Dean Edell
                                    ------------------------------
                                    Dean Edell, M.D.

                                   Schedule A
                        Cable Car Significant Customers
                        -------------------------------

***



*** Material has been omitted pursuant to a request for confidential treatment.

                                   Schedule B
            Minimum Royalty and Maintenance Fee Payment Requirements
            --------------------------------------------------------

     Year                                   Minimum Royalty and Maintenance Fee
     ----                                   -----------------------------------

     2001                                   ***
     2002                                   ***
     2003                                   ***
     2004                                   ***
     2005                                   ***
     2006                                   ***



*** Material has been omitted pursuant to a request for confidential treatment.